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                                                                  Exhibit 4.3(j)


                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT

         This First Amendment to Credit Agreement (the "Amendment") is entered into this 3rd day of October, 2001, by and between FIFTH THIRD BANK, an Ohio banking corporation (the "Bank") and INTERLOTT TECHNOLOGIES, INC., a Delaware corporation (the "Borrower").

         WHEREAS, Bank and Borrower entered into that certain Credit Agreement dated as of May 31, 2001 (as amended, the "Agreement");

         WHEREAS, Bank and Borrower desire to amend the Agreement, pursuant to the terms and conditions set forth herein.

         NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1.    AMENDMENTS.

         (a) Section 5, Subsection 5.13 of the Agreement is hereby amended and restated in its entirety as follows:

         5.13 MINIMUM TANGIBLE NET WORTH. Borrower will not permit its Tangible Net Worth to be less than the amounts set forth below on the dates set forth below:

         DATE                                                 MINIMUM AMOUNT

         9/30/01                                              $14,053,000
         12/31/01                                             $15,578,000
         3/31/02                                              $15,587,000
         6/30/02                                              $16,174,000
         9/30/02                                              $16,801,000
         12/31/02                                             $16,657,000
         3/31/03                                              $17,162,000
         6/30/03                                              $17,404,000
         9/30/03                                              $17,436,000
         12/31/03                                             $17,436,000
         3/31/04                                              $17,436,000

         (a) The following definitions set froth on Exhibit A to the Agreement are hereby amended and restated in their entirety as follows:

         "Funded Debt" means the sum of Borrower's Obligations to Bank or any other lender or financial institution for borrowed money, including capitalized leases, and Subordinated Debt, and the total amount of outstanding debt of Borrower incurred in acquiring the assets of On-Point




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         (excluding the $9,000,000 seller note), as reflected on Borrower's balance sheet, plus the following amounts as determined at the close of the calendar quarters set forth below:

                  CALENDAR QUARTER                   ADDITIONAL INDEBTEDNESS
                  ----------------                   -----------------------
                  June 30, 2001                      $8,750,000.00
                  September 30, 2001                 $8,300,000.00
                  December 31, 2001                  $7,850,000.00
                  March 31, 2002                     $7,400,000.00
                  June 30, 2002                      $6,950,000.00
                  September 30, 2002                 $6,500,000.00
                  December 31, 2002                  $6,050,000.00
                  March 31, 2003                     $5,600,000.00
                  June 30, 2003                      $5,150,000.00
                  September 30, 2003                 $4,700,000.00
                  December 31, 2003                  $4,250,000.00
                  March 31, 2004                     $3,800,000.00

         "Indebtedness" means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interests, if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby will have been assumed (excluding non-capitalized leases which ay amount to title retention agreements but including capitalized leases), (c) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable and (d) the following amounts as determined at the close of the calendar quarters set forth below:

                  CALENDAR QUARTER                   ADDITIONAL INDEBTEDNESS
                  ----------------                   -----------------------
                  June 30, 2001                      $8,750,000.00
                  September 30, 2001                 $8,300,000.00
                  December 31, 2001                  $7,850,000.00
                  March 31, 2002                     $7,400,000.00
                  June 30, 2002                      $6,950,000.00
                  September 30, 2002                 $6,500,000.00
                  December 31, 2002                  $6,050,000.00



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                  March 31, 2003                     $5,600,000.00
                  June 30, 2003                      $5,150,000.00
                  September 30, 2003                 $4,700,000.00
                  December 31, 2003                  $4,250,000.00
                  March 31, 2004                     $3,800,000.00

         "Senior Debt Credit Facility" shall mean (a) that certain Credit Agreement by and between Borrower and Bank originally dated January 25, 2001, as amended thereafter, the most recent amendment being the Fourth Amendment to Credit Agreement dated of even date herewith and (b) the On Point off balance sheet obligation.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. To induce Bank to enter into this Amendment, Borrower represents and warrants as follows:

         (a)  The representations and warranties of Borrower contained in
              Section 3 of the Agreement are deemed to have been made again on and as of the date of execution of this Agreement, and are true and correct as of the date of execution hereof.

         (b) The person executing this Amendment is a duly elected and acting officer of Borrower and is duly authorized by the Board of Directors of Borrower to execute and deliver this Amendment on behalf of Borrower.

         3. CONDITIONS. Bank's obligations under this Agreement are subject to the following conditions:

         (a) Borrower has executed and delivered to Bank this First Amendment to Credit Agreement.

         (b) The representations and warranties of Borrower in Section 2 hereof shall be true and correct on the date of execution of this Amendment.

         (c) Borrower has executed and delivered to Bank the Borrower's Certificate attached hereto.

         4.   GENERAL.

         (a) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Borrower acknowledges that Bank has made no oral representations to Borrower with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into this Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.



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          (b)  Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.

          (c) This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

          (d) This Amendment will be binding upon and inure to the benefits of Borrower and Bank and their respective successors and assigns.

          (e) All representations, warranties and covenants made by Borrower herein will survive the execution and delivery of this Amendment.

          (f) This Amendment will, in all respects, be governed and construed in accordance with the laws of the State of Ohio.

          (g) This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together constitute one and the same instrument.


         IN WITNESS WHEREOF, Borrower and Bank have executed this Amendment by their duly authorized officers as of the date first above written.

         INTERLOTT TECHNOLOGIES, INC.


         By:_____________________________


         Its:______________________________


         FIFTH THIRD BANK


         By:______________________________


         Its:_______________________________